As filed with the Securities and Exchange Commission on April 6, 1999.

                                                      Registration No. 333-
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ILLINOIS TOOL WORKS INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                          36-1258310
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              3600 West Lake Avenue
                          Glenview, Illinois 60025-5811
                    (Address of principal executive offices)

                            ILLINOIS TOOL WORKS INC.
                   NON-OFFICER DIRECTORS' FEE CONVERSION PLAN
                            (Full title of the Plan)

                             Stewart S. Hudnut, Esq.
               Senior Vice President, General Counsel & Secretary
                            Illinois Tool Works Inc.
                              3600 West Lake Avenue
                          Glenview, Illinois 60025-5811
                                 (847) 724-7500
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________
                                Proposed maximum Proposed maximum  Amount of
Title of each    Amount to be   offering price   aggregate         registration
class of         registered (1) per share (2)    offering          fee
securities to                                    price (2)
be registered
_______________________________________________________________________________

Common Stock
 $.01            50,000 shares  $61.19           $3,059,500.00     $850.54
_______________________________________________________________________________

         (1) In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933 (the "Securities Act") this registration statement also covers an indeterminate amount of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as a result of a stock split, stock dividend or similar transaction affecting the Common Stock.
         (2) Computed pursuant to Rule 457(c) and (h)(1) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock for April 1, 1999, as reported by The Wall Street Journal under New York Stock Exchange Composite Transactions.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         Illinois Tool Works Inc. (the "Registrant") incorporates herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"):

         (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, and the current reports on Form 8-K filed with the Commission on February 16, 1999 and March 3, 1999;

         (ii) the Registrant's definitive proxy statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") in connection with the 1999 annual meeting of its stockholders; and

         (iii) the  description  of the  Registrant's  capital  stock,  filed as
Exhibit 99 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (Commission File No. 1-4797).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.
         -------------------------

         The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         As of December 15, 1998, Stewart S. Hudnut, Senior Vice President, General Counsel & Secretary of the Registrant, who is delivering the opinion attached hereto as Exhibit 5, owns 6,000 shares of the Registrant's Common Stock directly and 778 shares indirectly through the ITW Savings and Investment Plan. Mr. Hudnut also holds options to acquire an additional 105,450 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify directors and officers under certain circumstances. ITW's restated certificate of incorporation and by-laws provide that ITW shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

         Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. ITW's restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         The Exhibits to this Registration Statement are listed in the Exhibit Index.

Item 9.  Undertakings.
         ------------

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                 (iii) to include any material information with respect to the Plan of distribution not previously disclosed in the Registration
         Statement  or  any  material   change  to  such   information   in  the
         Registration Statement;

provided, however, that paragraphs (a)(1)(i) and(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on April 6, 1999.

                                       ILLINOIS TOOL WORKS INC.



                                       By:   /s/ STEWART S. HUDNUT
                                          --------------------------------------
                                       Stewart S. Hudnut, Senior Vice President,
                                       General Counsel & Secretary

                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of the Registrant hereby constitutes and appoints W. James Farrell, Jon C. Kinney, John Karpan and Stewart S. Hudnut and each of them, his true and lawful attorneys with full power to them and to each of them singly, to sign, in any and all capacities, any and all amendments to this Registration Statement, including post-effective amendments, to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission under the Securities Act.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 6, 1999.

              Signature                               Capacity

  /s/ W. JAMES FARRELL                 Chairman and Chief Executive Officer and
------------------------------------   Director (Principal Executive Officer)
W. James Farrell


  /s/ JON C. KINNEY                    Senior Vice President and
------------------------------------   Chief Financial Officer
Jon C. Kinney                          (Principal Financial and Accounting
                                       Officer)


  /s/ WILLIAM F. ALDINGER III          Director
------------------------------------
William F. Aldinger III

  /s/ MICHAEL J. BIRCK                 Director
------------------------------------
Michael J. Birck


  /s/ MARVIN D. BRAILSFORD             Director
------------------------------------
Marvin D. Brailsford


  /s/ SUSAN CROWN                      Director
------------------------------------
Susan Crown


  /s/ H. RICHARD CROWTHER
------------------------------------   Director
H. Richard Crowther


  /s/ ROBERT C. McCORMACK              Director
------------------------------------
Robert C. McCormack


  /s/ PHILLIP B. ROONEY                Director
------------------------------------
Phillip B. Rooney


  /s/ HAROLD B. SMITH                  Director
------------------------------------
Harold B. Smith


  /s/ ORMAND J. WADE                   Director
------------------------------------
Ormand J. Wade

                                  EXHIBIT INDEX


                   4.1 Illinois Tool Works Inc. Non-officer Directors' Fee Conversion Plan.

                   4.2 Restated Certificate of Incorporation of Illinois Tool Works Inc., filed as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.

                   4.3 By-laws of Illinois Tool Works Inc., as amended, filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.

                   5 Opinion of Stewart S. Hudnut, Senior Vice President, General Counsel & Secretary regarding the validity of the shares of Common Stock being registered.

                  23.1            Consent of Arthur Andersen LLP.

                  23.2            Consent of Stewart S. Hudnut (included in
                                  Exhibit 5).

                  24 Powers of Attorney of directors and certain officers of the Registrant are included on the signature page.